EXHIBIT 15.1

Deloitte & Touche LLP
1 Place Ville Marie
Suite 3000
Montreal QC H3B 4T9
Canada

Tel: 514-393-5239
Fax: 514-390-4113
www.deloitte.ca
Independent Registered Chartered Accountants’ Consent
We consent to the incorporation by reference in the Registration Statements on Form S-8 (registration Nos. 33-28296, 33-91824, 333-93063 and 333-6236) pertaining to the Corporation’s Employee Incentive Plan and Directors’ Stock Option Plan of our report dated March 16, 2007 (except for Notes 23 and 24, which are dated as at March 30, 2007) appearing in this Annual Report on Form 20-F of Campbell Resources Inc. for the year ended December 31, 2006. We also consent to incorporation by reference in the aforementioned Registration Statements of our Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences dated March 16, 2007 (except for Notes 23 and 24, which are dated as at March 30, 2007).
Deloitte & Touche LLP
Independent Registered Chartered Accountants
Montreal, Canada
April 2, 2007
Member of
Deloitte Touche Tohmatsu